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                                                                    EXHIBIT 23.6


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the incorporation by reference in this Amendment
No. 3 to the Registration Statement on Form S-3 of our reserve report dated as of June 30, 1997, and to all references to our firm appearing in the First Amendment to the Annual Report on Form 10-K/A of DeepTech International Inc. for the fiscal year ended June 30, 1997 incorporated by reference in this Amendment No. 3 to Form S-3. We also consent to the reference to us under the heading "Experts" in this Amendment No. 3 to Form S-3.


                               NETHERLAND, SEWELL & ASSOCIATES, INC.


                               By: /s/ FREDERIC D. SEWELL
                                  ----------------------------
                                  Frederic D. Sewell
                                  President

Dallas, Texas

May 3, 1999